EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (43.5%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; and 1% owned by Paul C. Reilly in trust for Korn/Ferry International).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
3.	Korn/Ferry International Pty Limited	Australia
4.	Futurestep (Australia) Pty Ltd	Australia
5.	Korn/Ferry International GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Personnel Decisions International Belgium, BVBA	Belgium
8.	Korn/Ferry International S/C Ltda.	Brazil
9.	Korn/Ferry Canada, Inc.	Canada
10.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
11.	Korn/Ferry International, S.A.	Chile
12.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China
13.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
14.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China
15.	PuDe Management Consulting Co. Ltd.	Shanghai, China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Korn/Ferry International A/S	Denmark
18.	Korn/Ferry International & Cie, S.N.C.	France
19.	Korn/Ferry International Futurestep (France) SARL	France
20.	Personnel Decisions International, France sas	France
21.	Korn/Ferry International GmbH	Germany
22.	Futurestep Germany GmbH	Germany
23.	Personnel Decisions International, Deutschland GmbH	Germany
24.	Korn/Ferry International SA	Greece
25.	Korn/Ferry International (H.K.) Limited	Hong Kong
26.	Futurestep (Hong Kong) Ltd.	Hong Kong
27.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
28.	PDI Hungary, Kft.	Hungary
29.	Korn/Ferry International Private Limited	India
30.	Futurestep Recruitment Services Private Ltd.	India
31.	Personnel Decisions International India Pvt. Limited	India
32.	PT. Korn/Ferry International	Indonesia
33.	Korn/Ferry International S.R.L.	Italy
34.	Futurestep (Italia) S.r.l.	Italy
35.	Nihon Korn/Ferry International K.K.	Japan
36.	Futurestep (Japan) K.K.	Japan
37.	Personnel Decisions International Japan Kabushikigaisya	Japan
38.	Korn/Ferry International (Korea) Limited	Korea
39.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
40.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
41.	Korn/Ferry International S.A. de C.V.	Mexico
42.	Korn/Ferry International B.V.	Netherlands
43.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
44.	Korn Ferry International (New Zealand) Limited	New Zealand
45.	Futurestep (New Zealand) Ltd.	New Zealand
46.	Korn/Ferry International Peru S.A.	Peru
47.	Korn/Ferry International Sp.z.o.o.	Poland
48.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.	Poland
49.	Korn/Ferry International Pte. Ltd.	Singapore
50.	Futurestep (Singapore) Pte Ltd.	Singapore

Subsidiaries		Jurisdiction
51.	PDI Slovensko, sro	Slovakia
52.	Korn/Ferry International S.A.	Spain
53.	Futurestep (Espana), S.L.	Spain
54.	Korn/Ferry International AB	Sweden
55.	Personnel Decisions International, Scandinavia A.B.	Sweden
56.	Korn/Ferry (Schweiz) AG	Switzerland
57.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan
58.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
59.	Futurestep (UK) Limited	United Kingdom
60.	Korn/Ferry International, Limited	United Kingdom
61.	K/FI (UK) Limited	United Kingdom
62.	The Whitehead Mann Partnership LLP	United Kingdom
63.	Whitehead Mann Limited	United Kingdom
64.	Personnel Decisions International, Europe Limited	United Kingdom
65.	Personnel Decisions International UK, Ltd	United Kingdom
66.	Continental American Management Corp.	United States, California
67.	Korn/Ferry International Holding India	United States, California
68.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
69.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
70.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
71.	K/FI Canada Holdings, LLC	United States, Delaware
72.	Lore International Institute, LLC	United States, Delaware
73.	Personnel Decisions International Corporation	United States, Delaware
74.	Ninth House, Inc.	United States, Delaware
75.	Global Novations, LLC	United States, Delaware
76.	Lominger Limited, Inc.	United States, Minnesota
77.	Personnel Decisions International Greater China Corporation	United States, Minnesota
78.	Personnel Decisions International Singapore Corporation	United States, Minnesota
79.	Simmons Associates	United States, Pennsylvania
80.	Sensa Solutions, Inc.	United States, Virginia
81.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
82.	Korn Ferry Global Holdings, Inc.	United States, Delaware
83.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
84.	Korn Ferry GH1 Limited	United Kingdom